UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 18, 2015

Patterson-UTI Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22664	75-2504748
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 Gears Road, Suite 500, Houston, Texas	77067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-765-7100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 18, 2015, Patterson-UTI Energy, Inc. (the “Company”) entered into a Term Loan Agreement (the “2015 Term Loan Agreement”) among the Company, as borrower, Wells Fargo Bank, N.A., as administrative agent and lender, each of the other lenders party thereto, Wells Fargo Securities, LLC, as Lead Arranger and Sole Book Runner, and Bank of America, N.A. and The Bank Of Tokyo-Mitsubishi UFJ, LTD., as Co-Syndication Agents.

The 2015 Term Loan Agreement is a senior unsecured single-advance term loan facility pursuant to which the Company made a term loan borrowing of $200,000,000 on March 18, 2015 (the “Term Loan Borrowing”). The Term Loan Borrowing is payable in quarterly principal installments, together with accrued interest, on each June 30, September 30, December 31 and March 31, commencing on June 30, 2015. Each of the first four principal installments is in an amount equal to 2.5% of the Term Loan Borrowing and each successive quarterly installment, until and including June 30, 2017, is in an amount equal to 5.0% of the Term Loan Borrowing, with the outstanding principal balance of the Term Loan Borrowing due on the maturity date under the 2015 Term Loan Agreement. The maturity date under the 2015 Term Loan Agreement is September 27, 2017. Loans under the 2015 Term Loan Agreement bear interest, at the Company’s election, at the per annum rate of LIBOR rate plus 3.25% or base rate plus 2.25%.

Each domestic subsidiary of the Company will unconditionally guarantee all existing and future indebtedness and liabilities of the other guarantors and the Company arising under the 2015 Term Loan Agreement and other Loan Documents (as defined in the 2015 Term Loan Agreement), other than (a) Ambar Lone Star Fluid Services LLC, (b) domestic subsidiaries that directly or indirectly have no material assets other than equity interests in, or capitalization indebtedness owed by, foreign subsidiaries, and (c) any subsidiary having total assets of less than $1 million.

The 2015 Term Loan Agreement requires quarterly compliance with two financial covenants. The Company must not permit its debt to capitalization ratio to exceed 45% as of the end of each fiscal quarter. The 2015 Term Loan Agreement generally defines the debt to capitalization ratio as the ratio of (a) total borrowed money indebtedness to (b) the sum of such indebtedness plus consolidated net worth, with consolidated net worth determined as of the most recently ended fiscal quarter. The Company also must not permit the interest coverage ratio as of the last day of a fiscal quarter to be less than 3.00 to 1.00. The 2015 Term Loan Agreement generally defines the interest coverage ratio as the ratio of EBITDA to interest charges.

The 2015 Term Loan Agreement further provides that neither the Company nor its subsidiaries is permitted to make restricted payments unless, after giving effect to such restricted payment, its pro forma ratio of debt to EBITDA, determined as of the preceding ending quarterly period, does not exceed 2.50 to 1.00. Restricted payments are generally defined as (a) dividends and distributions made on account of equity interests of the Company or its subsidiaries and (b) payments made to redeem, repurchase or otherwise retire equity interests of the Company or its subsidiaries. Payments made solely in the form of common equity interests, made to the Company and its subsidiaries, or made in connection with the Company’s long term incentive plans are not restricted payments under the 2015 Term Loan Agreement.

The 2015 Term Loan Agreement also contains customary representations, warranties, affirmative and negative covenants, and events of default. Events of default under the 2015 Term Loan Agreement include failure to pay principal or interest when due, failure to comply with the financial and operational covenants, as well as a cross default event, Loan Document enforceability event, change of control event and bankruptcy and other insolvency events. If an event of default occurs and is continuing, then a majority of the lenders have the right, among others, to accelerate and require the Company to repay all the outstanding amounts owed under any Loan Document (provided that in limited circumstances with respect to insolvency and bankruptcy of the Company, such acceleration is automatic).

The identity of each party to the 2015 Term Loan Agreement is set forth on the signature pages thereto. The above description of the 2015 Term Loan Agreement is qualified in its entirety by reference to the complete text of the 2015 Term Loan Agreement filed as Exhibit 10.1 hereto and the Continuing Guaranty, dated as of March 18, 2015, by Patterson Petroleum LLC, Patterson-UTI Drilling Company LLC, Patterson-UTI Management Services, LLC, Universal Well Services, Inc. and Universal Pressure Pumping, Inc. filed as Exhibit 10.2, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Term Loan Agreement, dated as of March 18, 2015, among Patterson-UTI Energy, Inc., as borrower, Wells Fargo Bank, N.A., as administrative agent and lender, each of the other lenders party thereto, Wells Fargo Securities, LLC, as Lead Arranger and Sole Book Runner, and Bank of America, N.A. and The Bank Of Tokyo-Mitsubishi UFJ, LTD., as Co-Syndication Agents.

10.2 Continuing Guaranty, dated as of March 18, 2015, by Patterson Petroleum LLC, Patterson-UTI Drilling Company LLC, Patterson-UTI Management Services, LLC, Universal Well Services, Inc. and Universal Pressure Pumping, Inc.

99.1	Press Release, dated March 18, 2015, Announcing Term Loan Financing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.

March 18, 2015	By:	/s/ John E. Vollmer III

		Name:	John E. Vollmer III
		Title:	Senior Vice President - Corporate Development, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

10.1	Term Loan Agreement, dated as of March 18, 2015, among Patterson-UTI Energy, Inc., as borrower, Wells Fargo Bank, N.A., as administrative agent and lender, each of the other lenders party thereto, Wells Fargo Securities, LLC, as Lead Arranger and Sole Book Runner, and Bank of America, N.A. and The Bank Of Tokyo-Mitsubishi UFJ, LTD., as Co-Syndication Agents.

10.2	Continuing Guaranty, dated as of March 18, 2015, by Patterson Petroleum LLC, Patterson-UTI Drilling Company LLC, Patterson-UTI Management Services, LLC, Universal Well Services, Inc. and Universal Pressure Pumping, Inc.

99.1	Press Release, dated March 18, 2015, Announcing Term Loan Financing.